UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Rocky Mountain Chocolate Factory, Inc. issued the following press release on September 27, 2021:

Rocky Mountain Chocolate Factory Comments on Proxy Advisory Reports

ISS Acknowledges That the Dissident Group “Has Not Disclosed a Sufficiently Detailed Go-Forward Plan to Merit Outright Control of the Board” With Track Record of Value Destruction

Glass Lewis Supports RMCF’s “Reasonable” Decision Not to Re-Nominate AB Value Director Nominee Andrew Berger and Agrees the Dissident Has Not Presented New Strategic Ideas

RMCF is Taking Decisive, Strategic Actions and its Nominees Bring Mission-Critical Expertise, Skills and Qualifications to Accelerate its Transformation Strategy and Drive Stockholder Value

Urges All Stockholders to Vote “FOR” ALL of the Company’s Nominees TODAY on the WHITE Proxy Card

DURANGO, CO / September 27, 2021 / Rocky Mountain Chocolate Factory, Inc. (NASDAQ:RMCF) (the "Company" or “RMCF”), one of North America's largest retailers, franchisers and manufacturers of premium, handcrafted chocolates and confections, today commented on reports published by Institutional Shareholder Services ("ISS") and Glass, Lewis & Co. (“Glass Lewis”) in connection with the election of directors to the RMCF Board of Directors (“the Board”) at the Company’s 2021 Annual Meeting of Stockholders (“Annual Meeting”) to be held October 6, 2021.

Rocky Mountain Chocolate Factory continues to urge stockholders to vote on the WHITE proxy card FOR ALL of its skilled and experienced director nominees at the Annual Meeting.

Rocky Mountain Chocolate Factory issued the following statement:

“ISS states clearly that the dissident group ‘has not disclosed a sufficiently detailed go-forward plan to merit outright control of the Board.’ Glass Lewis agrees that RMCF was ‘reasonable’ in not re-nominating the dissident group’s Andrew Berger for election to the Board and notes the lack of new ideas in the dissident’s proposals. While we agree with Glass Lewis that the dissident group’s nominees Mr. Berger and Ms. Parish are not in the interest of RMCF stockholders, we strongly believe that the Company’s six strong nominees have the critical skills, diversity and experience to guide RMCF’s transformation strategy.

“We believe that ISS has relied on misleading statements and slanted information from the dissident group, flawed analysis and ignored its own principles by supporting a dissident group that is seeking majority Board control yet has only presented a superficial and ineffective plan to stockholders. It is even more troubling that ISS would ignore the dissident’s own track record of seeking majority Board control, appointing himself as CEO and then overseeing a bankruptcy filing and value destruction. Further, in nearly two years on the RMCF Board, Mr. Berger has failed to propose any significant operational strategies or strategic plan. RMCF stockholders deserve better.

“Stockholders should be concerned that ISS has twisted itself in knots to accommodate the dissident group, especially in light of the recurring misleading claims, inaccurate statements and clear falsehoods the dissident group is disseminating to the market. In good faith, we have made multiple generous settlement proposals, including proposing to name a mutually agreeable nominee to the Board, all of which have been rejected by the dissident group to instead distract the Company and pursue their self-serving, attention-seeking public contest at stockholders’ expense. Remember, Mr. Berger’s firm was awarded $290,000 in 2019 and has already filed one baseless lawsuit to try to get his way. This is not stockholder-friendly behavior.

“ISS has clearly ignored the decisive, strategic action RMCF continues to take to significantly refresh the Board and support an accelerated transformation strategy at the Company. Today, the Company is executing its transformational strategy and delivering results. We are making disciplined investments and evolving our operations to capitalize on exciting e-commerce and gifting opportunities, enhance our omnichannel and digital capabilities, improve efficiency at our production facility and drive an ongoing brand refresh to support increasing sales and profitability. We are focused on increasing stockholder value as we continue to provide memorable experiences for our customers with premium, handcrafted chocolates and confections.

“RMCF has nominated a slate of strong directors with the mission-critical skills required to support the Company’s long-term strategy. The Company’s nominees are deeply experienced across e-commerce, product innovation, digital marketing, branding, supply chain and logistics, franchising and accounting and capital markets, all important areas of forward-looking expertise for the Company. RMCF’s nominees have public company Board and leadership experience and understand what it takes to lead retail and CPG companies through today’s evolving marketplace. RMCF’s Board has been significantly refreshed with independent, diverse and strong directors to help guide the Company.

“We urge all stockholders to vote today on the white proxy card for all of the Company’s director nominees.”

Your vote is important, no matter how many shares you own. Please discard any blue proxy cards you may receive. If you have already returned a blue proxy card, you can change your vote simply by voting by telephone, via the Internet or by signing, dating and returning a WHITE proxy card today.

Rocky Mountain Chocolate Factory urges stockholders to vote TODAY on the WHITE proxy card “FOR” all six of the Company’s highly qualified, skilled and experienced directors at the Company’s Annual Meeting. The Company’s proxy statement and other important information related to its 2021 Annual Meeting of Stockholders can be found on the SEC's website at www.sec.gov and on the Company's website at rmcf.com/SEC-Filings.

Your vote is important, no matter how many shares you own.

If you have any questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
(888) 658-5755 (Toll Free)

Please refer to the enclosed WHITE proxy card for information on how to vote by telephone or by Internet, or simply complete, sign and date the WHITE proxy card and return it TODAY in the postage-paid envelope provided.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. The Company, its subsidiaries and its franchisees and licensees operate more than 300 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores across the United States, South Korea, Qatar, the Republic of Panama, and The Republic of the Philippines. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Important Additional Information and Where to Find It

This communication relates to the 2021 Annual Meeting of Stockholders (the “Annual Meeting”). In connection with the Annual Meeting, Rocky Mountain Chocolate Factory, Inc. (the “Company” or “RMCF”) filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the Securities and Exchange Commission (the "SEC") on September 9, 2021 in connection with the solicitation of proxies from stockholders for the Annual Meeting. The definitive proxy statement and a form of WHITE proxy were first mailed or otherwise furnished to the stockholders of the Company on September 9, 2021 as supplemented on September 20, 2021. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY'S DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE ANNUAL MEETING OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT, IF ANY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. This communication is not a substitute for the definitive proxy statement or any other document that may be filed by the Company with the SEC. Investors and stockholders may obtain a copy of the documents free of charge at the SEC's website at www.sec.gov, and in the "SEC Filings" section of the of the Company's Investor Relations website at www.rmcf.com/Investor-Relations.aspx or by contacting the Company's Investor Relations department at (970) 375-5678, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. In addition, the documents (when available) may be obtained free of charge by directing a request by mail or telephone to: Rocky Mountain Chocolate Factory, Inc., 265 Turner Drive, Durango, Colorado 81303, Attn: Secretary, (970) 259-0554.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its directors, director nominees, executive officers and members of management and employees of the Company and agents retained by the Company are participants in the solicitation of proxies from stockholders in connection with matters to be considered at the Annual Meeting. Information regarding the Company's directors, director nominees and executive officers, and their beneficial ownership of the Company’s common stock is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2021, filed with the SEC on June 1, 2021, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on June 28, 2021, and in the definitive proxy statement. Changes to the direct or indirect interests of the Company's directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above.

Forward-Looking Statements

This press release includes statements of the Company's expectations, intentions, plans and beliefs that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The nature of the Company's operations and the environment in which it operates subjects it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this press release may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. Factors which could cause results to differ include, but are not limited to: the impact of the COVID-19 pandemic and global economic conditions on the Company's business, including, among other things, online sales, factory sales, retail sales and royalty and marketing fees, the Company's liquidity, the Company's cost cutting and capital preservation measures, achievement of the anticipated potential benefits of the strategic alliance with Edible Arrangements®, LLC and its affiliates ("Edible"), the ability to provide products to Edible under the strategic alliance, Edible's ability to increase the Company's online sales, changes in the confectionery business environment, seasonality, consumer interest in the Company's products, general economic conditions, the success of the Company's frozen yogurt business, receptiveness of the Company's products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of the Company's co-branding strategy, the success of international expansion efforts and the effect of government regulations. Government regulations which the Company and its franchisees and licensees either are, or may be, subject to and which could cause results to differ from forward-looking statements include, but are not limited to: local, state and federal laws regarding health, sanitation, safety, building and fire codes, franchising, licensing, employment, manufacturing, packaging and distribution of food products and motor carriers. For a detailed discussion of the risks and uncertainties that may cause the Company's actual results to differ from the forward-looking statements contained herein, please see the "Risk Factors" contained in Item 1A. of the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2021, as amended. Additional factors that might cause such differences include, but are not limited to: the length and severity of the current COVID-19 pandemic and its effect on among other things, factory sales, retail sales, royalty and marketing fees and operations, the effect of any governmental action or mandated employer-paid benefits in response to the COVID-19 pandemic, and the Company's ability to manage costs and reduce expenditures and the availability of additional financing if and when required. These forward-looking statements apply only as of the date hereof. As such they should not be unduly relied upon for more current circumstances. Except as required by law, the Company undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this press release or those that might reflect the occurrence of unanticipated events.

Media Contacts:

Dan Scorpio / Jake Yanulis

Abernathy MacGregor

amg-rmcf@abmac.com

(212) 371-5999

Investor Contact:

William P. Fiske

Georgeson LLC

(212) 440-9128

SOURCE: Rocky Mountain Chocolate Factory, Inc.